Exhibit 1.1

UNDERWRITING AGREEMENT

between

Asia Times Holdings Limited

(a British Virgin Islands company limited by shares)

and

BOUSTEAD SECURITIES, LLC

as Underwriter

Asia Times Holdings Limited

Minimum Offering: $8,000,000

Maximum Offering: $20,000,000

($4.00 per share)

UNDERWRITING AGREEMENT

_______________, 2018

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Ladies and Gentlemen:

The undersigned, Asia Times Holdings Limited, a British Virgin Islands company limited by shares (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), proposes to issue and sell a minimum of 2,000,000 ordinary shares and a maximum of 5,000,000 ordinary shares of the Company, par value $0.001 per share (“Ordinary Shares”), at an offering price of $4.00 per share, to investors deemed acceptable by the Company (the “Investors”). The Ordinary Shares to be sold by the Company are collectively called the “Shares.” Boustead Securities, LLC (“Boustead”) has agreed to act on a best efforts basis, in connection with the offering and sale of the Shares as the underwriter (the “Underwriter”).

The Company confirms its agreement with the Underwriter as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Underwriter as follows with the understanding that the same may be relied upon by the Underwriter in this offering:

(a)          Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-228750), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus dated December 11, 2018, that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b)         “Applicable Time” means 5:00pm, Eastern time, on the date of this Agreement.

(c)          Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriter have completed the placement of the offering of the Shares, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriter consists of the information described as such in Section 7 hereof (the “Underwriter’s Information”). There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d)          Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule A hereto, (iii) the pricing terms set forth in Schedule B to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter’s Information.

(e)          Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter’s Information.

(g)          Offering Materials Furnished to the Underwriter. The Company has delivered to the Underwriter conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

(h)          Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriter’s placement of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter, and the Registration Statement.

(i)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)           Authorization of the Shares. The Shares to be sold by the Company through the Underwriter have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable.

(k)          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(l)           No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m)         Independent Accountant. Friedman LLC (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n)          Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o)          Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(p)          Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Shares will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum of association or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum of association of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Shares under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r)           No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent.

(s)          Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; ”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons;(iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(t)           All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(u)          Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(v)         Tax Law Compliance. The Company has filed all necessary income tax returns or has timely and properly filed requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. Specifically, each of Huaya (defined in section (ii)) and Qianhai (defined in section (jj)) has filed its tax returns for the fiscal years 2018 and 2017 and no taxes or duties are payable in China to any Chinese taxing authority. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(w)         Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Shares and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.

(x)          Insurance. The Company is insured by institutions believed to be recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(y)          No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(z)          Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been described as required.

(aa)        Disclosure Controls and Procedures. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.. Except as otherwise disclosed in the Disclosure Package, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb)       Company’s Accounting System. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)        Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)       OFAC. (i) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, of any other person acting on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A.           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B.           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)         The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A.           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B.           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ee)        Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(ff)         Compliance with Sarbanes-Oxley Act of 2002. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(gg)       Exchange Act Filing. The Company plans to file with the Commission a registration statement on Form 8-A providing for the registration under the Exchange Act of the Shares on the Closing Date.

(hh)       Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ii)          WFOE Organization. The Company’s subsidiary Huaya Consultant (Shenzhen) Co., Ltd. (“Huaya”) has been duly organized and is validly existing as a limited liability company under the laws of the PRC. Except as otherwise disclosed in the Disclosure Package and the Prospectus: (a) its business license is in full force and effect; (b) Huaya has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (A) Certificate of Approval, (B) Business License, (C) Tax Registration Certificate, (D) Organization Code Certificate, and (E) State Administration for Foreign Exchange (“SAFE”) Registration Card. 100% of the equity interests of Huaya are owned by the Company as described in the Prospectus, and except as otherwise disclosed in the Disclosure Package and the Prospectus: (a) such equity interests are free and clear of all liens, encumbrances, equities or claims; (b) the articles of association, the business license and other constituent documents of Huaya comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; (c) Huaya has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Huaya or any of its properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect; (d) has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by Huaya; and (e) all of the registered capital of Huaya has been paid.

(jj)          VIE Organization. 100% of the equity interests of Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (“Qianhai”) are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”).Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (“Qianhai”), an enterprise established under the laws of the PRC controlled by Huaya through the VIE Agreements, has been duly organized and is validly existing as a limited liability company under the laws of the PRC and its business license is in full force and effect; 100% of the equity interests of Qianhai are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements; the articles of association, the business license and other constituent documents of Qianhai comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; except as disclosed in the Registration Statement, Qianhai has full power and authority (corporate or otherwise) and has all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Qianhai or any of its properties required for the ownership or lease of property by it and the conduct of its business, except for such that would not reasonably be expected to have a Material Adverse Effect, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; the registered capital of has been fully paid by its shareholders.

(kk)        Valid Title. Each of Huaya and Qianhai has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law; and, none of Huaya or Qianhai owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Prospectus.

(ll)          Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, including the risk factor set forth in “Risk Factors—Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the British Virgin Islands to any Chinese, Hong Kong or British Virgin Islands taxing authority in connection with the issuance, sale and delivery of the Shares, and the delivery of the Shares to or for the account of the Investors.

(mm)      Compliance with SAFE Rules and Regulations. Except as otherwise disclosed in Disclosure Package and the Prospectus, the Company has taken all reasonable steps to cause the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(nn)       M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China (“SAFE”) on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriter:

(i)           Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Shares, the listing and trading of the Shares on The Nasdaq Capital Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, at the Closing Date or on each settlement date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(ii)          Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Capital Market, or the consummation of the transactions contemplated by this Agreement.

(oo)       D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering  (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit B provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a)          The Shares. Upon the terms herein set forth, the Company agrees to issue and sell the Shares, and on the basis of the representations, warranties and agreements herein contained, and upon the terms hereof, the Underwriter agree to use its best efforts to arrange for the sale of the Shares to the Investors. The Underwriter is under no obligation to arrange for the sale of any minimum number or dollar amount of Shares. The purchase price per Share to be paid by the Investors shall be as set forth in Schedule B hereto.

(b)          The Closing Date. Delivery of the Shares to be purchased by the Investors and payment therefor shall be made prior to 5:00 p.m. (Eastern time) on a date mutually agreed to between the Company and the Underwriter (the time and date of such closing are called the “Closing Date”).

(c)          Public Offering of the Shares. The Company hereby appoints Boustead as the Underwriter, and the Underwriter has agreed to such appointment. The Company hereby authorizes the Underwriter to act as its exclusive agent to solicit offers for the purchase of all or part of the Shares from the Company in connection with the proposed offering of the Shares. The Underwriter hereby advises the Company that the Underwriter intends, on a best efforts basis, to arrange for sale to the public, as described in the Disclosure Package and the Prospectus, of the Shares as soon after the Registration Statement has been declared effective and this Agreement has been executed by the Underwriter, as the Underwriter, in its sole judgment, has determined is advisable and practicable. The Company hereby acknowledges that the Underwriter have agreed, as agent of the Company, to use its best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Disclosure Package and the Prospectus. The Underwriter shall use its best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Underwriter and accepted by the Company, but the Underwriter shall not, except as otherwise provided herein, be obligated to disclose the identity of any potential investor not previously identified to the Company or have any liability to the Company in the event any investment is not consummated for any reason.

(d)          Payment for the Shares. The Shares are being sold to the Investors at an aggregate initial public offering price per Share as set forth in Schedule B hereto. The purchase of Shares by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. In the event the Underwriter receives any payment from an Investor in connection with the purchase of any Shares by such Investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with this offering with FinTech Clearing, LLC, as escrow agent (the “Escrow Agent”). Among other things, the Underwriter shall forward any checks so received by the Underwriter to the Escrow Agent by noon of the next business day. The Underwriter and the Company shall instruct Investors to make wire transfer payments to Pacific Mercantile Bank, ABA No. 122242869, 949 South Coast Dr., Costa Mesa, CA 92626, for credit to FinTech Clearing, LLC, as Escrow Agent for Asia Times Holdings Limited, Account No. ____________, with the name and address of the Investor making payment. Payment by the Investors out of the Escrow Account for the Shares to be sold by the Company shall be made at the Closing Date to the Company in straight compliance with Rule 15c2-4 of the Commission.

(e)          Delivery of the Shares. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

(f)           Delivery of Prospectus to the Underwriter. Not later than 10:00 a.m. (Eastern time) on the second business day following the date the Shares are first released by the Company for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall have informed the Company in writing in advance.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with the Underwriter as follows:

(a)          Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b)          Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)          Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)          Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriter of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriter during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e)          Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule A hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)           Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriter may reasonably request.

(g)          [Intentionally Omitted]

(h)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i)           Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(j)           Earnings Statement. As soon as practicable and in any event no later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)          Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(l)           Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m)         Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the offering of the Shares, will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the Nasdaq.

(n)          D&O Insurance. As soon as practicable, the Company will secure a Directors and Officers liability insurance policy to cover its officers and directors with a reasonable amount. Any premium associated with the policy shall be paid by the Company.

(m)         Exchange Listing. The Company will use its best efforts to include, commencing on the Closing Date or as soon thereafter as is practicable, subject to notice of issuance, the Shares on the Nasdaq Capital Market.

(n)          Future Reports to the Underwriter. During the period of two years hereafter, the Company will furnish, if not otherwise available on EDGAR, to the Underwriter at 6 Venture, Suite 325, Irvine, CA 92618, Attention: Keith Moore, CEO: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, quarterly financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(o)          No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(p)          Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

SECTION 4. Payment of Fees and Expenses.

(a)          Upon the closing of the Offering, the Company shall (x) pay the Underwriter, upon the closing of the sale of the Shares, a success fee, payable in cash, equal to six point five percent (6.5%) of the first $10,000,000 of the aggregate gross proceeds to the Company from the sale of the Shares and six percent (6%) of the gross proceeds in excess thereof and (y) issue to the Underwriter a warrant, substantially in form of Exhibit A hereto, equal to six point five percent (6.5%) of the aggregate gross proceeds to the Company from the offering and sale of the Shares (the “Warrant”). The foregoing cash success fee and Warrant shall be paid to the Underwriter and split among the Underwriter and any selected dealers or underwriters in such amounts as agreed to among them.

(b)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses incurred by the Underwriter (including fees and expenses of its legal counsel up to $75,000 and travel expenses of the Underwriter to attend any due diligence or road show meetings up to $50,000) in an aggregate amount not to exceed $220,000, (ii) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs, if any), (iii) all fees and expenses of the clearing firm, registrar and transfer agent of the Shares and the warrant agent, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares placed by the Underwriter, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Underwriter, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions. The Company has advanced $143,750 to the Underwriter to cover its out-of-pocket expenses. The advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

SECTION 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to arrange for the sale of the Shares as provided herein on the Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a)          Accountant’s Comfort Letter. On the date hereof, the Underwriter shall have received from the Accountant, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriter, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b)          Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date:

(i)          the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii)         no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c)          No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date, in the reasonable judgment of the Underwriter there shall not have occurred any Material Adverse Change.

(d)          Opinion of Counsel for the Company. On the Closing Date, the Underwriter shall have received the opinion of Hunter Taubman Fischer & Li LLC, counsel for the Company, addressed to the Underwriter, dated as of the Closing Date, substantially in the form satisfactory to the Underwriter.

(e)          Officers’ Certificate. On the Closing Date, the Underwriter shall have received a written certificate executed by the Chairman of the Board and Acting Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that to the knowledge of such individuals:

(i)          for the period from and after the date of this Agreement to and including the Closing Date, there has not occurred any Material Adverse Change;

(ii)         the representations and warranties of the Company set forth in Section 1 and the covenants of the Company set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)        the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)           Bring-down Comfort Letter. On the Closing Date, the Underwriter shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g)          Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement substantially in the form of Exhibit B hereto from each of the Company’s officers, directors, security holders of 5% or more of the Company’s ordinary shares or securities convertible into or exercisable for shares of the Company’s ordinary shares.

(h)          Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(i)	Company Counsel Opinions. On the Closing Date, the Underwriter shall have received

(i)	the favorable opinion of Hunter Taubman Fischer & Li LLC, U.S. securities counsel to the Company, dated the Closing Date, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter;
(ii)	the favorable opinion of Ogier, British Virgin Islands counsel to the Company, in form and substance reasonably satisfactory to the Underwriter;
(iii)	the favorable opinion of Dentons Law Firm, PRC counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

(j)           Additional Documents. On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriter) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 9 and 10 shall at all times be effective.

SECTION 7. Indemnification.

(a)          Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriter, its affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, (B) the omission or alleged omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriter in connection with, or relating in any manner to, this Agreement, the Shares or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriter through their gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)          Indemnification by the Underwriter. The Underwriter shall indemnify and hold harmless the Company and the Company’s affiliates, directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriter under this Section 7(b) exceed the total discount and commission received by the Underwriter in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c)          Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriter for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriter in connection with the Offering less the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market; (ii) a general banking moratorium shall have been declared by any of federal, New York or British Virgin Islands authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriter, is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriter, except that the Company shall be, subject to demand by the Underwriter, obligated to reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $220,000 in the aggregate, (b) the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriter) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Investors; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as placement agent on a best efforts basis and is not a financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, solely with respect to the offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the letter agreement between the Company and the Underwriter, dated as of September 4, 2018 (the “Engagement Letter”) not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect.

SECTION 10. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. Each Investor shall be a third party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Boustead Securities, LLC

6 Venture, Suite 325

Irvine, CA 92618

Attn: Keith Moore

Attn: Daniel J. McClory

Email:	keith@boustead1828.com

dan@boustead1828.com

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: William S. Rosenstadt, Esq.

Attn: Mengyi “Jason” Ye, Esq.

Email:	wsr@orllp.legal

jye@orllp.legal

Fax No.: (212) 826-9307

If to the Company:

Asia Times Holdings Limited

Room 3803,

Dachong International Centre, 39 Tonggu Road

Nanshan district, Shenzhen, China

Attn: Qiuli Wang, CEO

Email:	wang@atifchina.com

Fax No.: (+86) 0755-8695 0808

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li, LLC

1450 Broadway, 26th Floor
New York, NY 10018
Attn: Ying Li, Esq.

Email: yli@htflawyers.com

Fax No.: 212 202 6380

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such merely by reason of such purchase.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of the Underwriter, any person controlling any of the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter’s officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ASIA TIMES HOLDINGS LIMITED

By:
Name: Qiuli Wang
Title: President, Chief Executive Officer, and Director

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

BOUSTEAD SECURITIES, LLC

By:
Name: Keith C. Moore
Title: CEO

SCHEDULE A

Underwriter
Boustead Securities, LLC

Total

SCHEDULE B

Issuer Free Writing Prospectus(es)

NONE.

SCHEDULE C

Pricing Terms

Price per Share to public: $4.00

Underwriter’s Commission per Share:

Minimum Offering (2,000,000 Ordinary Shares): $0.26

Maximum Offering (5,000,000Oordinary Shares): $0.25

SCHEDULE D

Lock-Up Parties

Name	# of Shares

EXHIBIT A

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF SALES OF THE OFFERING TO ANYONE OTHER THAN (I) BOUSTEAD SECURITIES, LLC, OR A REPRESENTATIVE OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF BOUSTEAD SECURITIES, LLC, OR OF ANY SUCH UNDERWRITERS OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 20[__]. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 20[__].

UNDERWRITER’S WARRANT

FOR THE PURCHASE OF [●] ORDINARY SHARES

OF

ASIA TIMES HOLDINGS LIMITED

1.             Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between Asia Times Holdings Limited, a British Virgin Islands company limited by shares (the “Company”), on one hand, and Boustead Securities, LLC, on the other hand, dated [●], 20[__] (the “Underwriting Agreement”), Boustead Securities, LLC (“Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [●], 20[__] (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, on [●], 20[__] (the “Expiration Date”)[1], but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of ordinary shares of the Company, par value $0.001 per ordinary share (the “Ordinary Shares”) as equates to six and a half percent (6.5%) of the Ordinary Shares in the Offering (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $4.80 per Ordinary Share (120% of the price of the Ordinary Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Ordinary Share and the number of Ordinary Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context. Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

2.             Exercise.

2.1           Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Ordinary Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2           Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of Ordinary Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

[1] Which shall be the five-year anniversary from the issuance date

X	=	Y(A-B)
A

Where,		X	=	The number of Ordinary Shares to be issued to Holder;
		Y	=	The number of Ordinary Shares for which the Purchase Warrant is being exercised;
		A	=	The fair market value of one Ordinary Share; and
		B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of an Ordinary Share is defined as follows:

(i)	if the Ordinary Shares are traded on a national securities exchange, the value shall be deemed to be the closing price on such exchange for the five consecutive trading days ending on the day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)	if the Ordinary Shares are actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Ordinary Shares for the five consecutive trading days ending on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(iii)	if there is no market for the Ordinary Shares, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3           Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

(ii) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by a certificate, instrument, or book entry so legended.

3.             Transfer.

3.1           General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the effective date of the Registration Statement (the “Effective Date”) to anyone other than: (i) the Underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Ordinary Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2           Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4.             Registration Rights.

4.1           “Piggy-Back” Registration. Unless all of the Ordinary Shares underlying the Purchase Warrants (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Holder shall have the right, until the Expiration Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form F-3 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of ordinary shares of Registrable Securities which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit; and further provided that no such piggy-back rights shall exist for so long as the Registrable Securities (which term shall include those paid as consideration pursuant to the cashless exercise provisions of this Warrant) may be sold pursuant to Rule 144 of the Act without restriction. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within seven (7) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.1.

4.2           General Terms.

4.2.1           Expenses of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities.

4.2.2           Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7(a) of the Underwriting Agreement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7(b) of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

4.2.3           Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.2.4           Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the registration statement filed by the Company shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.2.5           Damages. Should the registration or the effectiveness thereof required by Section 4 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

4.2.6        Rule 144 Registration. The provisions of this Section 4 shall be inapplicable to the extent the Registrable Securities become eligible for sale by the Holder without the need for current pubic information or other restriction pursuant to Rule 144 under the Act.

5.             New Purchase Warrants to be Issued.

5.1           Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Ordinary Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2           Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.             Adjustments.

6.1           Adjustments to Exercise Price and Number of Ordinary Shares. The Exercise Price and the number of Ordinary Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1           Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a split up of Ordinary Shares or other similar event, then, on the effective day thereof, the number of Ordinary Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Ordinary Shares, and the Exercise Price shall be proportionately decreased.

6.1.2           Aggregation of Ordinary Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then, on the effective date thereof, the number of Ordinary Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3           Replacement of Ordinary Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Ordinary Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing entity and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Ordinary Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4   Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Ordinary Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2           Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of Ordinary Shares and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Ordinary Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Ordinary Shares or other securities, properties or rights.

7.             Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Ordinary Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Ordinary Shares issued to the public in the Offering may then be listed and/or quoted (if at all).

8.             Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2           Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4           Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service or if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder, then to:

Boustead Securities, LLC

6 Venture, Suite 325

Irvine, CA 92618

Attn: Keith Moore

Attn: Daniel J. McClory

Email: keith@boustead1828.com

dan@boustead1828.com

With a copy to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: William S. Rosenstadt, Esq.

Attn: Mengyi “Jason” Ye, Esq.

Email: wsr@orllp.legal

    jye@orllp.legal

Fax No.: (212) 826-9307

If to the Company:

Asia Times Holdings Limited

Room 3803,

Dachong International Centre, 39 Tonggu Road

Nanshan district, Shenzhen, China

Attn: Qiuli Huang, CEO

Email:

Fax No.:

With a copy to:

Hunter Taubman Fischer & Li, LLC

1450 Broadway, 26th Floor
New York, NY 10018
Attn: Ying Li, Esq.

Email: yli@htflawyers.com

Fax No.: 212 202 6380

9.             Miscellaneous.

9.1           Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3.           Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4           Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5           Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6           Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7           Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8       Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.9       Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Purchase Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Purchase Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which it is then entitled to receive upon the due exercise of this Purchase Warrant. In addition, nothing contained in this Purchase Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Purchase Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 201_.

Asia Times Holdings Limited

By:
Name:
Title:

EXHIBIT A

Exercise Notice

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Ordinary Shares of Asia Times Holdings Limited, a British Virgin Islands company limited by shares (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Ordinary Share) in payment of the Exercise Price pursuant thereto. Please issue the Ordinary Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Ordinary Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Ordinary Shares under the Purchase Warrant for ______ Ordinary Shares, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of Ordinary Shares to be issued to Holder;
	Y	=	The number of Ordinary Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Ordinary Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per Ordinary Share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Ordinary Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Ordinary Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

EXHIBIT B

Form to be used to assign Purchase Warrant: ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                                                      does hereby sell, assign and transfer unto the right to purchase [●] ordinary shares of Asia Times Holdings Limited, a British Virgin Islands company limited by shares (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:           , 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Lock-Up Agreement

______________, 2019

Boustead Securities, LLC.

6 Venture, Suite 325

Irvine, CA 92618

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to Boustead Securities LLC (the “Underwriter”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Asia Times Holdings Limited, a British Virgin Islands company limited by shares (the “Company”), and the Underwriter, relating to the proposed public offering (the “Offering”) of ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of the Company.

In order to induce the Underwriter to continue its efforts in connection with the Offering, and in light of the benefits that the offering of the Ordinary Shares will confer upon the undersigned in its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of this Agreement through and including the date that is 12 months following the effective date of the registration statement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Underwriter, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Ordinary Shares now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Securities Act”) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Ordinary Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) any transfer pursuant to a qualified domestic relations order or in connection with a divorce; or (e) if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Ordinary Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

(5) the exercise by the undersigned of any warrant(s) issued by the Company prior to the date of this Agreement, including any exercise effected by the delivery of shares of Ordinary Shares of the Company held by the undersigned; provided, that, the Ordinary Shares received upon such exercise shall remain subject to the restrictions provided for in this Agreement;

(6) the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of 100% of the voting securities of the Company, (b) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company, (c) the Company sells or transfers all or substantially all of its assets to another person, or (d) provided, that, the Ordinary Shares received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement;

(7) the Offering;

(8) transfers consented to, in writing by Underwriter;

(9) transactions relating to Ordinary Shares acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

provided however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to Underwriter, acting on behalf of the Underwriter, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Underwriter.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to Underwriter promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Agreement is terminated in accordance with its terms. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

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If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Underwriter will notify the Company of the impending release or waiver Any release or waiver granted by Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any shares of Ordinary Shares, (3) the withdrawal of the Registration Statement, or (4) the Offering has not closed by the termination date of the Offering or such other date as may be agreed as the final date of the Offering if the Company and the Underwriter extend the Offering.

Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate upon written notice (email shall be sufficient) to the Underwriter after six (6) months following the effective date of the registration statement if the volume-weighted average price of the Ordinary Shares shall equal or exceed $6.00 per share for 20 consecutive trading days prior to such termination.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

# of Ordinary Shares Held by Signatory:

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